Exhibit 5.1

From :	Leonard Ching	Mob :	+65 9819 4320
leonard.ching@allenandgledhill.com		Fax :	+65 6302 3111

Our reference	:	LCTP/	3 January 2024
Your reference	:

Genius Group Limited

8 Amoy Street #01-01

Singapore 049950

Board of Directors of Genius Group Limited

Dear Sirs

GENIUS GROUP LIMITED (THE “COMPANY”) – REGISTRATION STATEMENT ON FORM F-1

1.	We have acted as Singapore legal counsel to the Company in connection with the preparation of the Company’s Registration Statement on Form F-1 (the “Registration Statement”) being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement has been filed to register the sale of:

(a)	up to 15,673,981 ordinary shares of the Company (“Shares”);

(b)	15,673,981 Series 2024-A ordinary share warrants each to purchase one Share (the “Series 2024-A Ordinary Share Warrants”) and 15,673,981 Series 2024-C ordinary share warrants each to purchase one Share (the “Series 2024-C Ordinary Share Warrants”, and together with the Series 2024-A Ordinary Share Warrants, the “Ordinary Share Warrants”);

(c)	up to 15,673,981 pre-funded Series 2024-B ordinary share warrants each to purchase one pre-funded Share (the “Pre-Funded Warrants”);

(d)	31,347,962 Shares issuable pursuant to the exercise of the Ordinary Share Warrants (the “Ordinary Warrant Shares”); and

(e)	up to 15,673,981 Shares issuable pursuant to the exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”).

We have taken instructions solely from the Company. This opinion is being rendered solely to the Company in connection with the filing of the Registration Statement.

Allen & Gledhill LLP

One Marina Boulevard #28-00 Singapore 018989

Tel: +65 6890 7188 | Fax: +65 6327 3800

allenandgledhill.com

Allen & Gledhill LLP (UEN/Registration No. T07LL0925F) is registered in Singapore under the Limited Liability Partnerships Act 2005 with limited liability. A list of the Partners and their professional qualifications may be inspected at the address specified above.

2.	For the purpose of rendering this opinion, we have examined:

(a)	a copy of the draft of the securities purchase agreement (the “Securities Purchase Agreement”) to be entered into by the Company with purchasers, containing the form of the constitutive documents for each of the Series 2024-A Ordinary Share Warrants, the Series 2024-C Ordinary Share Warrants and the Pre-Funded Warrants;

(b)	a copy of the Registration Statement;

(c)	a copy of the Constitution of the Company;

(d)	a copy of the Certificate Confirming Incorporation of Company dated 3 January 2024 issued by the Accounting and Corporate Regulatory Authority of Singapore (“ACRA”) confirming that the Company is a public company limited by shares;

(e)	a copy of the Notice of Annual General Meeting (the “2023 AGM”) dated 19 June 2023 (the “Notice of AGM”) containing the resolutions of the Company’s shareholders (the “Shareholders”) to approve, among other things, issuances of shares and instruments (the “Shareholders’ Resolutions”);

(f)	a copy of the minutes of the 2023 AGM which was held on 12 July 2023 evidencing that all of the Shareholders’ Resolutions in the Notice of AGM have been duly passed; and

(g)	such other documents as we have considered necessary or desirable in order that we may render this opinion.

3.	Save as expressly provided in paragraph 5 of this legal opinion, we express no opinion whatsoever with respect to any agreement or document described in paragraph 2 of this legal opinion.

4.	We have assumed:

(a)	the correctness of all facts stated in all documents submitted to us;

(b)	the genuineness of all signatures and seals on all documents and the completeness, and the conformity to original documents, of all copies submitted to us;

(c)	that copies of each of the Shareholders’ Resolutions submitted to us for examination are true, complete and up-to-date copies and have not been modified, supplemented or superseded;

(d)	that the Shareholders’ Resolutions have not been rescinded or modified and they remain in full force and effect and that no other resolution or other action has been taken which may affect the validity of the Shareholders’ Resolutions;

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(e)	that the appointment of any corporate representatives in relation to the Shareholders’ approval obtained under the Shareholders’ Resolutions had been validly authorised;

(f)	that requisite resolutions of the board of directors of the Company will be passed to approve and adopt the constitutive documents for the Series 2024-A Ordinary Share Warrants, the Series 2024-C Ordinary Share Warrants and the Pre-Funded Warrants and the issuance of the Shares, Ordinary Share Warrants, Pre-Funded Warrants, Ordinary Warrant Shares and Pre-Funded Warrant Shares;

(g)	that the Company was converted into a public company on 31 July 2019 in accordance and in compliance with Section 31(2) of the Companies Act 1967 of Singapore;

(h)	that (i) the information disclosed by the electronic searches made on 3 January 2024 (the “ACRA Searches”) of the electronic records of the ACRA against the Company is true and complete, (ii) such information has not since then been materially altered, and (iii) the ACRA Searches did not fail to disclose any material information which has been delivered for filing but did not appear on the public file at the time of the ACRA Searches;

(i)	that where a document has been submitted to us in draft form, it will be executed in the form of that draft;

(j)	the board of directors of the Company or, as the case may be, such person(s) as authorised by the board of directors of the Company shall, before the allotment, issuance and delivery of the Shares, Ordinary Share Warrants, Pre-Funded Warrants, Ordinary Warrant Shares and Pre-Funded Warrant Shares (together, the “Registered Securities”), resolve to approve the allotment, issuance and delivery of such Registered Securities in accordance with the terms and conditions of the Securities Purchase Agreement and the constitutive documents of the Series 2024-A Ordinary Share Warrants, the Series 2024-C Ordinary Share Warrants and the Pre-Funded Warrants; and

(k)	the Registered Securities will be issued either (i) pursuant to the Shareholders’ Resolutions obtained at the 2023 AGM before the conclusion of the next Annual General Meeting of the Company subsequent to the date of this letter or the date by which the next Annual General Meeting of the Company subsequent to the date of this letter is required by law to be held, whichever is the earlier (the “Shareholders’ Resolutions Expiration Date”); or (ii) in the event that the Registered Securities are issued after the Shareholders’ Resolutions Expiration Date, pursuant to a further approval of the Shareholders validly obtained pursuant to Section 161 of the Companies Act 1967 of Singapore.

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5.	Based upon and subject to the foregoing, and subject to any matters or documents not disclosed to us, we are of the opinion that the Registered Securities to be issued by the Company pursuant to the Shareholders’ Resolutions obtained at the 2023 AGM referred to in Paragraph 4(k) above and, in the event that the Registered Securities are to be issued after the Shareholders’ Resolutions Expiration Date, assuming that a further approval of the Shareholders is validly obtained pursuant to Section 161 of the Companies Act 1967 of Singapore, will be duly authorised by the Company for allotment, issuance and delivery thereof by the Company and, when allotted, issued and delivered by the Company in accordance with and in compliance with the provisions of the Securities Purchase Agreement and the constitutive documents of the Series 2024-A Ordinary Share Warrants, the Series 2024-C Ordinary Share Warrants and the Pre-Funded Warrants, the Registered Securities will be validly issued, fully paid and non-assessable.

6.	For the purposes of this opinion, we have assumed that the term “non-assessable” in relation to the Registered Securities offered means under Singapore law that holders of such securities, having fully paid up all amounts due on such shares as to the issue price thereon, are under no further personal liability to contribute to the assets or liabilities of the Company in their capacities purely as holders of such securities.

7.	This opinion relates only to the laws of general application of the Republic of Singapore as published at the date hereof and as currently applied by the courts of the Republic of Singapore, and is given on the basis that it will be governed by and construed in accordance with the laws of the Republic of Singapore. We have made no investigation of, and do not express or imply any views on, the laws of any country other than the Republic of Singapore. In respect of the Registration Statement, we have assumed due compliance with all matters concerning the laws of all jurisdictions.

8.	We hold ourselves out as only having legal expertise and our statements in this letter are made only to the extent that a law firm practising Singapore law in the Republic of Singapore, having our role in connection with the filing of the Registration Statement, would reasonably be expected to have become aware of relevant facts and/or to have identified the implications of those facts. As the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or statistical matters and because of the wholly or partially non-legal character of many of the statements in the Registration Statement, we express no opinion or belief on and do not assume any responsibility for the accuracy, completeness or fairness of any of the statements contained in the Registration Statement and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements. Without limiting the foregoing, we express no opinion or belief and assume no responsibility for, and have not independently verified the accuracy, completeness or fairness of any financial statements and schedules and other financial and statistical data included or incorporated in the Registration Statement and we have not examined the accounting, financial or statistical records from which such financial statements, schedules and data are derived.

9.	Our opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter in connection with the filing of the Registration Statement or otherwise including, but without limitation, any other document signed in connection with the same. Subject to the foregoing, we consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to all references to us, if any, in the Registration Statement, and any amendments thereto. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations promulgated thereunder. Further, save for the use of this opinion as an exhibit to the Registration Statement, this opinion is not to be circulated to, or relied upon by, any other person (other than persons entitled to rely on it pursuant to applicable federal securities laws in the United States, if applicable) or quoted or referred to in any public document or filed with any governmental body or agency without our prior written consent.

10.	This opinion is given on the basis of the laws of the Republic of Singapore in force as at the date of this opinion and we undertake no responsibility to notify you of any change in the laws of the Republic of Singapore after the date of this opinion.

Yours faithfully

Allen & Gledhill LLP

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